SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 15, 2002

Asia Global Crossing Ltd.

(Exact Name of Registrant as Specified in Charter)

Bermuda	000-30994	98-022-4159
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Mintflower Place, 2nd Floor, 8 Par-la-Ville Road Hamilton, Bermuda (Address of Principal Executive Offices)	HM08 (Zip Code)

Registrant’s telephone number, including area code (441) 296-6485

Item 4. Changes in Registrant’s Certifying Accountant.
SIGNATURE

INFORMATION TO BE INCLUDED IN THE REPORT

Item 4. Changes in Registrant’s Certifying Accountant.

     On September 27, 2002, the Board of Directors of Asia Global Crossing Ltd. (the “Company”) approved, pursuant to the recommendation of the audit committee of the Board of Directors, the appointment of PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as the Company’s independent auditors for the fiscal year ending December 31, 2001, to replace Arthur Andersen LLP (“Andersen”) as the Company’s independent auditors, effective as of October 15, 2002.

     Andersen’s audit reports on the Company’s financial statements for fiscal years ended December 31, 1999 and 2000 (being the two most recent fiscal years for which Andersen issued audit reports on the Company’s financial statements) did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the Company’s two most recent fiscal years for which the Company has audited financials, which ended December 31, 1999 and 2000, respectively, and for the period thereafter through October 15, 2002:

(1)	there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen’s satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with its reports;

(2)	no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K) occurred, other than as the Company disclosed in its February 26, 2002 press release (which may be found on the Company’s website at www.AsiaGlobalCrossing.com). In that press release, the Company noted that it had engaged external counsel to investigate allegations by a former employee of Global Crossing regarding the accounting for and disclosure of certain “Reciprocal Transactions” (as described in this February 26, 2002 press release). Andersen indicated that it would not complete an audit of the Company’s financial statements until completion of this investigation. In addition, the Company noted that it is likely that in their report on the Company’s audited financial statements, the Company’s auditors would express substantial doubt about the Company’s ability to continue as a going concern; and

(3)	the Company did not consult with PricewaterhouseCoopers regarding any of the matters or events described in item 304(a)(2)(i) and (ii) of Regulation S-K, other than preliminary discussions between the Company and PricewaterhouseCoopers concerning the matters set for the in paragraph (2) above.

     The Company provided Andersen and PricewaterhouseCoopers with a copy of the foregoing statements.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIA GLOBAL CROSSING LTD.

By:	/s/ Stefan C. Riesenfeld

Name: Stefan C. Riesenfeld Title: Chief Financial Officer

Dated: October 15, 2002